Exhibit 10.48

EXECUTION COPY

AVIVA GLOBAL SERVICES SINGAPORE PTE LTD (“AGSS”) to

EXLSERVICE HOLDINGS, INC (“EXL Inc”)

EXL SERVICE.COM (INDIA) PRIVATE LIMITED (“EXL India”)

NOIDA CUSTOMER OPERATIONS PRIVATE LIMITED (“SPV”)

Dated as of February 26, 2007

Dear Sirs:

I refer to various agreements between the parties and dated 26th August 2004 (as amended through the date hereof, including the letter dated 17th July 2006 (“the 2006 Letter”)) including an Insurance Services Framework Agreement (“ISFA”) dated 26th August 2004 and made between AGSS and EXL Inc. These relate to the establishing of SPV as a company to be used to provide insurance services to AGSS (formerly known as Norwich Union Customer Services (Singapore) Pte Ltd. (NUCSS)) and set out the terms on which such services are to be provided to AGSS.

Capitalised terms not expressly defined in this letter shall, unless otherwise specified or inconsistent with the context, have the meanings ascribed to them in the ISFA.

WHEREAS, the parties hereto have agreed pursuant to an amendment to the ISFA that AGSS will not exercise its option to acquire the shares in the SPV earlier than January 1, 2008. Which means that AGSS will not serve an option notice pursuant to Clause 10.2 of the Virtual Shareholders Agreement before 1st July 2007;

WHEREAS, the parties agree to extend the term of the ISFA such that it expires at the same time as the acquisition by AGSS of the shares in the SPV becomes effective (subject to the earlier rights of termination set out in the ISFA); and

WHEREAS, the parties agree to extend the term of each Insurance Services Work Order that expires pursuant to its terms after the date of this letter to the same time as the acquisition by AGSS of the shares in the SPV becomes effective (subject to the earlier rights of termination set out in the ISFA).

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby unconditionally and irrevocably agree as follows:

SECTION 1. It is hereto agreed by the parties that clause 4.1 of the ISFA, shall be deleted in its entirety and replaced with the following words:

This Agreement shall take effect on the Effective Date and shall continue to remain in effect until the Client has purchased all the Shares in the SPV pursuant to the Virtual Shareholders Agreement, unless and until earlier terminated in accordance with the terms of this Agreement.

SECTION 2. It is hereto agreed by the parties that the following sentence shall be added as a new sentence in clause 4.2 of the ISFA:

The term of each Insurance Services Work Order shall take effect on its Commencement Date and shall continue to remain in effect until the Client has purchased all the Shares in the SPV pursuant to the Virtual Shareholders Agreement unless and until earlier terminated in accordance with the terms of this Agreement.

SECTION 3. Upon the execution of this letter, on and after the date hereof, each reference in the ISFA to “this ISFA”, “hereunder”, “hereof” or words of like import referring to the ISFA shall mean and be a reference to the ISFA, as amended hereby.

SECTION 4. This letter may be executed in any number of counterparts, each of which, when executed and delivered, will be an original, and all the counterparts together will constitute one and the same instrument. The parties agree to accept delivery of an executed counterpart by facsimile transmission.

In the event of any conflict between the terms of the ISFA, the 2006 Letter and the terms of this letter then the terms of this letter shall apply. Save as expressly varied in accordance with the terms of this letter the provisions of the ISFA and the 2006 Letter shall continue in full force and effect.

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Kindly confirm your agreement to the terms of this letter by countersigning the enclosed copy and returning it to me.

Yours faithfully

/s/ GAVIN DIXON
Authorised Signatory & Director
AVIVA GLOBAL SERVICES SINGAPORE PRIVATE LIMITED

On behalf of
I agree to the terms of this letter.

/s/ ROHIT KAPOOR
Authorised Signatory & Director
EXLSERVICE HOLDINGS, INC.

On behalf of
I agree to the term of this letter.

/s/ VIKRAM TALWAR
Authorised Signatory & Director
EXL SERVICE.COM (INDIA) PRIVATE LIMITED

On behalf of
I agree to the term of this letter.

/s/ VIKRAM TALWAR
Authorised Signatory & Director
NOIDA CUSTOMER OPERATIONS PRIVATE LIMITED

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